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                [PARKER CHAPIN FLATTAU & KLIMPL, LLP LETTERHEAD]


                                                               February 6, 1998


Icon CMT Corp.
1200 Harbor Boulevard
Weehawken, New Jersey  07087

Gentlemen:

               We have acted as counsel to Icon CMT Corp., a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-1 (File No. 333-38339) (the "Registration Statement") covering 4,427,500 shares of Common Stock, par value $.001 per share (the "Shares"), of which an aggregate of up to 250,000 Shares, or such greater number of Shares as will represent $3,000,000 in aggregate gross proceeds in the offering contemplated by the Registration Statement (the "Insider Shares"), may be sold by Mr. Scott A. Baxter, Mr. Richard M. Brown and/or Mr. Scott Harmolin and the balance of which Shares will be sold by the Company (all such Shares to be sold by the Company are collectively referred to herein as the "New Shares"), all as more particularly described in the Registration Statement.

               In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, (ii) By-laws and (iii) resolutions of the Company's Board of Directors. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

               On the basis of the foregoing, we are of the opinion that:





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               1. The New Shares have been validly authorized and, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

               2. The Insider Shares have been validly authorized and legally issued and are fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                      Very truly yours,

                                      /s/   PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                      -----------------------------------------
                                            PARKER CHAPIN FLATTAU & KLIMPL, LLP





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